Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Schedules Release of Second Quarter 2026 Financial Results
HOUSTON, TX, July 14, 2026 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 252 dealerships located in the U.S. and U.K., today announced that it will release financial results for the second quarter ended June 30, 2026 on Thursday, July 30, 2026 before the market opens. Daryl Kenningham, Group 1’s President and Chief Executive Officer, and the Company’s senior management team will host a conference call to discuss the results later that morning at 10:00 a.m. ET.
The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic:	1-888-317-6003
International:	1-412-317-6061
Passcode:	7253681
A telephonic replay will be available following the call through August 6, 2026, by dialing:

Domestic:	1-855-669-9658
International:	1-412-317-0088
Replay Code:	3264764
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 252 automotive dealerships, 313 franchises, and 32 collision centers in the United States and the United Kingdom that offer 37 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.
SOURCE: Group 1 Automotive, Inc.

Investor contacts:
David Helderman
Senior Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Corporate Development
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com

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